Green Dot Reports Second Quarter 2011 Financial Results
Monrovia, CA - July 28, 2011 - Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for the second quarter ended June 30, 2011.
“We are pleased with our second quarter results. In Q2 we reported a 29% increase in non-GAAP total operating revenues to $119.4 million and a 26% increase in EBITDA to $29.1 million,” said Steve Streit, Green Dot's Chairman and Chief Executive Officer. "We continue to be on track with our full year 2011 guidance of non-GAAP total operating revenues and adjusted EBITDA."
GAAP financial results for the second quarter of 2011 compared to the second quarter of 2010:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 27% to $115.0 million for the second quarter of 2011 from $90.3 million for the second quarter of 2010

•	GAAP net income was $12.1 million for the second quarter of 2011 compared to $12.5 million for the second quarter of 2010

•	GAAP basic and diluted earnings per common share were $0.29 and $0.27, respectively, for the second quarter of 2011 and $0.32 and $0.29, respectively, for the second quarter of 2010
Non-GAAP financial results for the second quarter of 2011 compared to the second quarter of 2010:1

•	Non-GAAP total operating revenues[1] increased 29% to $119.4 million for the second quarter of 2011 from $92.8 million for the second quarter of 2010

•	Non-GAAP net income[1] increased 5% to $16.3 million for the second quarter of 2011 from $15.5 million for the second quarter of 2010

•	Non-GAAP diluted earnings per share[1] was $0.37 for the second quarter of 2011 and $0.36 for the second quarter of 2010

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 26% to $29.1 million for the second quarter of 2011 compared to $23.1 million for the second quarter of 2010

Key business metrics for the quarter ended June 30, 2011:

•	Number of general purpose reloadable (GPR) debit cards activated was 1.82 million for the second quarter of 2011, an increase of 23% over the second quarter of 2010

•	Number of cash transfers was 8.28 million for the second quarter of 2011, an increase of 29% over the second quarter of 2010

•	Number of active cards (as of quarter end) was 4.10 million, an increase of 27% over the second quarter of 2010

•	Gross dollar volume was $3.6 billion for the second quarter of 2011, an increase of 53% over the second quarter of 2010
Refer to the Company's Quarterly Report on Form 10-Q for a description of these key business metrics.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

“Our results in the second quarter show that our growth continues at a rapid pace. Non-GAAP total operating revenues grew 29% year-over-year on growth in our active card portfolio of 27%.  Additionally, GDV grew 48% year-over-year to $3.6 billion, which shows that our customers continue to incorporate our products into their everyday lives and are using them more frequently. GAAP net income declined slightly year-over-year primarily because Q2 2010 benefited from an exceptionally low tax rate and lower commission rates paid to one of our largest distribution partners,” said John Keatley, Green Dot's Chief Financial Officer.
The following tables show the Company's quarterly key business metrics for each of the last six calendar quarters:

	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010
	(in millions)
Number of GPR cards activated	1.82	2.21	1.53	1.47	1.48	1.79
Number of cash transfers	8.28	7.98	7.26	6.89	6.41	5.93
Number of active cards (as of quarter end)	4.10	4.28	3.40	3.28	3.24	3.37
Gross dollar volume	$3,632	$4,609	$2,672	$2,516	$2,375	$2,846
Conference Call
The Company will host a conference call to discuss second quarter 2011 financial results today at 4:30 pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 407-4018, or (201) 689-8471 for international callers. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 375932. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/. A replay of the webcast will be available for 30 days.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full year 2011 guidance and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's products and services, competition and the Company's ability to operate in a highly regulated environment.  These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its quarterly report on Form 10-Q, which is available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of July 28, 2011, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude net interest income, income tax expense, depreciation and amortization, employee stock-based compensation expense and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share data, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company’s financial measures prepared in accordance with GAAP. The Company’s non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. For additional information regarding the Company’s use of non-GAAP financial measures and the items excluded by the Company from one or more of its non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company’s non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company’s website at http://ir.greendot.com/.
About Green Dot
Green Dot is a leading prepaid financial services company providing simple, low-cost and convenient money management solutions to a broad base of U.S. consumers. Green Dot also owns and operates the Green Dot Network, the nation’s leading prepaid card reload network. Green Dot products are available online at www.greendot.com and at approximately 55,000 retail stores, including Walmart, Walgreens, CVS, Rite Aid, 7-Eleven, Kroger, Kmart, Meijer, and Radio Shack. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Don Duffy, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$172,961	$167,503
Investment securities available-for-sale, at fair value	25,988	—
Settlement assets	17,070	19,968
Accounts receivable, net	29,320	33,412
Prepaid expenses and other assets	9,217	8,608
Income tax receivable	4,237	15,004
Net deferred tax assets	4,911	5,398
Total current assets	263,704	249,893
Restricted cash	10,294	5,135
Investment securities available-for-sale, at fair value	14,039	—
Accounts receivable, net	3,658	2,549
Prepaid expenses and other assets	697	643
Property and equipment, net	22,345	18,034
Deferred expenses	7,187	9,504
Total assets	$321,924	$285,758
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,942	$17,625
Settlement obligations	17,070	19,968
Amounts due to card issuing banks for overdrawn accounts	39,948	35,068
Other accrued liabilities	15,305	21,633
Deferred revenue	12,698	17,214
Total current liabilities	100,963	111,508
Other accrued liabilities	5,304	3,737
Deferred revenue	31	44
Net deferred tax liabilities	5,010	5,338
Total liabilities	111,308	120,627

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2011 and December 31, 2010; 25,002 and 14,762 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	23	13
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of June 30, 2011 and December 31, 2010; 17,161 and 27,091 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	17	27
Additional paid-in capital	116,125	95,433
Retained earnings	94,429	69,658
Accumulated other comprehensive income	22	—
Total stockholders’ equity	210,616	165,131
Total liabilities and stockholders’ equity	$321,924	$285,758

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Operating revenues:
Card revenues	$53,924	$42,228	$108,248	$84,386
Cash transfer revenues	32,387	24,364	63,536	47,146
Interchange revenues	33,075	26,183	70,789	54,062
Stock-based retailer incentive compensation	(4,356)	(2,457)	(10,236)	(2,457)
Total operating revenues	115,030	90,318	232,337	183,137
Operating expenses:
Sales and marketing expenses	42,774	31,433	85,313	57,472
Compensation and benefits expenses	21,666	16,593	42,803	32,853
Processing expenses	17,330	13,872	37,063	28,552
Other general and administrative expenses	13,910	11,266	27,303	23,021
Total operating expenses	95,680	73,164	192,482	141,898
Operating income	19,350	17,154	39,855	41,239
Interest income	232	86	335	158
Interest expense	(96)	(2)	(97)	(25)
Income before income taxes	19,486	17,238	40,093	41,372
Income tax expense	7,416	4,730	15,322	16,049
Net income	12,070	12,508	24,771	25,323
Dividends, accretion, and allocated earnings of preferred stock	—	(7,917)	—	(16,349)
Net income allocated to common stockholders	$12,070	$4,591	$24,771	$8,974
Basic earnings per common share:
Class A common stock	$0.29	$0.32	$0.59	$0.66
Class B common stock	$0.29	$0.32	$0.59	$0.66
Basic weighted-average common shares issued and outstanding:
Class A common stock	22,144	13	19,848	6
Class B common stock	18,109	12,985	20,311	12,949
Diluted earnings per common share:
Class A common stock	$0.27	$0.29	$0.56	$0.61
Class B common stock	$0.27	$0.29	$0.56	$0.61
Diluted weighted-average common shares issued and outstanding:
Class A common stock	42,358	16,325	42,446	16,112
Class B common stock	20,212	16,311	22,594	16,107

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2011	2010
	(In thousands)
Operating activities
Net income	$24,771	$25,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,496	3,363
Provision for uncollectible overdrawn accounts	30,721	22,640
Employee stock-based compensation	4,323	3,500
Stock-based retailer incentive compensation	10,236	2,457
Amortization of discount on available-for-sale investment securities	69	—
Provision for uncollectible trade receivables	26	(22)
Impairment of capitalized software	237	62
Deferred income taxes	107	31
Excess tax benefits from exercise of options	(2,059)	—
Changes in operating assets and liabilities:
Settlement assets	2,898	31,654
Accounts receivable, net	(27,764)	(20,188)
Prepaid expenses and other assets	(713)	2,101
Deferred expenses	2,317	2,558
Accounts payable and other accrued liabilities	(5,207)	5,239
Settlement obligations	(2,898)	(31,654)
Amounts due issuing bank for overdrawn accounts	4,880	8,553
Deferred revenue	(4,529)	(3,437)
Income tax payable/receivable	12,866	2,341
Net cash provided by operating activities	55,777	54,521
Investing activities
Purchases of available-for-sale investment securities	(40,062)	—
(Increase) decrease in restricted cash	(5,159)	10,229
Payments for acquisition of property and equipment	(11,231)	(6,489)
Net cash (used in) provided by investing activities	(56,452)	3,740
Financing activities
Proceeds from exercise of options	4,074	420
Excess tax benefits from exercise of options	2,059	—
Net cash provided by financing activities	6,133	420
Net increase in unrestricted cash and cash equivalents	5,458	58,681
Unrestricted cash and cash equivalents, beginning of year	167,503	56,303
Unrestricted cash and cash equivalents, end of period	$172,961	$114,984

Cash paid for interest	$6	$20
Cash paid for income taxes	$2,363	$13,676

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$115,030	$90,318	$232,337	$183,137
Stock-based retailer incentive compensation (2)(3)	4,356	2,457	10,236	2,457
Non-GAAP total operating revenues	$119,386	$92,775	$242,573	$185,594

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$12,070	$12,508	$24,771	$25,323
Employee stock-based compensation expense, net of tax (4)	1,524	1,203	2,671	2,142
Stock-based retailer incentive compensation, net of tax (2)	2,700	1,783	6,324	1,504
Non-GAAP net income	$16,294	$15,494	$33,766	$28,969
Diluted earnings per share*
GAAP	$0.27	$0.29	$0.56	$0.61
Non-GAAP	$0.37	$0.36	$0.76	$0.69
Diluted weighted-average shares issued and outstanding**
GAAP	42,358	16,325	42,446	16,112
Non-GAAP	44,120	42,734	44,263	41,791
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**
Diluted weighted-average Class A shares issued and outstanding and diluted weighted-average Class B shares issued and outstanding are the most directly comparable GAAP measure for periods ending in 2011 and 2010, respectively.

GREEN DOT CORPORATION
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares issued and Outstanding (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	42,358	16,325	42,446	16,112
Assumed conversion of weighted-average shares of preferred stock	—	24,942	—	24,942
Weighted-average shares subject to repurchase	1,762	1,467	1,817	737
Non-GAAP diluted weighted-average shares issued and outstanding	44,120	42,734	44,263	41,791
____________

*	Represents the number of shares of Class A common stock for periods ending in 2011 and shares of Class B common stock for periods ending in 2010.

Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares
Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and oustanding
Stock outstanding as of June 30:
Class A common stock	25,002	2,209	25,002	2,209
Class B common stock	17,161	13,011	17,161	13,011
Preferred stock	—	24,942	—	24,942
Total stock outstanding as of June 30:	42,163	40,162	42,163	40,162
Weighting adjustment	(148)	(754)	(187)	(1,529)
Dilutive potential shares:
Stock options	2,103	3,055	2,283	2,888
Warrants	—	271	—	270
Employee stock purchase plan	2	—	4	—
Non-GAAP diluted weighted-average shares issued and outstanding	44,120	42,734	44,263	41,791

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$12,070	$12,508	$24,771	$25,323
Interest income, net	(136)	(84)	(238)	(133)
Income tax expense	7,416	4,730	15,322	16,049
Depreciation and amortization	2,965	1,800	5,496	3,363
Employee stock-based compensation expense (3)(4)	2,462	1,658	4,323	3,500
Stock-based retailer incentive compensation (2)(3)	4,356	2,457	10,236	2,457
Adjusted EBITDA	$29,133	$23,069	$59,910	$50,559
Non-GAAP total operating revenues	$119,386	$92,775	$242,573	$185,594
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	24.4%	24.9%	24.7%	27.2%

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $2.5 million and $1.7 million for the three-month periods ended June 30, 2011 and 2010, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.

The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.